Exhibit 1.1

Sappi Limited

Announcement

10 December 2010

Sappi Limited
Reg No 1936/008963/06
(Incorporated in the Republic of South Africa)
JSE Code SAP
ISIN code ZAE 000006284
NYSE code SPP
(“Sappi” or “the Company”)

CANCELLATION OF CREDIT SALE AND COMBINED OPTION/DEFERRED SALE TRANSACTIONS

In terms of paragraph 3.63 of the Listings Requirements of the JSE Limited, we hereby provide the following information regarding the cancellation by Sappi of credit sale and combined option/deferred sales allocations under the Sappi Limited Share Incentive Scheme to the undermentioned directors of the Company and its major subsidiary companies:

Date of transaction	:	9 December 2010

Nature of transaction	:	Cancellation of credit sale and combined option/deferred sale allocations under the Sappi Limited Share Incentive Scheme

Date of allocation	:	13 February 2003 (*see below)

Allocation price	:	R112.83 and R20.27 (*see below)

Vesting period	:	Over 5 years, maximum 8 years, expiring 13 February 2011

The allocations concerned consisted of an initial allocation and then an allocation arising from entitlement in terms of the Sappi rights offer in December 2008, both of which allocations were required to be taken up/paid for in conjunction with each other.  The average price of the allocations is well above the current market price and the Board has decided that it would not be in the best interests of the Company to enforce payment by the participants concerned.  The purpose of the Share Scheme is to offer participants an incentive and to force participants to pay for these allocations would impose a hardship on participants and serve as a disincentive.  The allocations have therefore been cancelled in terms of the rules of the Scheme.

Class of security	:	Ordinary shares

Extent of interest	:	Direct beneficial

The necessary authority in terms of 3.66 was obtained and these were off-market transactions.

DIRECTOR’S NAME	COMPANY	ALLOCATION DATE	NUMBER OF SHARES	ALLOCA- TION PRICE	VALUE

H de Jongh	Sappi Southern Africa	13/2/2003	4 500	R112.83	R507 735.00
H de Jongh	Sappi Southern Africa		5 400	*R 20.27	R109 458.00
T S Hawkes	Sappi Southern Africa	13/2/2003	1 400	R112.83	R157 962.00
T S Hawkes	Sappi Southern Africa		1 680	*R 20.27	R34 053.60

R D Hope	Sappi Fine Paper North America	13/2/2003	15 000	R112.83	R1 692 450.00
R D Hope	Sappi Fine Paper North America		18 000	*R 20.27	R364 860.00

D M Mncube	Sappi Southern Africa	13/2/2003	4 500	R112.83	R507 735.00
D M Mncube	Sappi Southern Africa		5 400	*R 20.27	R109 458.00

C M Mowatt	Sappi Southern Africa	13/2/2003	3 500	R112.83	R394 905.00
C M Mowatt	Sappi Southern Africa		4 200	*R 20.27	R85 134.00

L J Newman	Sappi International SA	13/2/2003	5 000	R112.83	R564 150.00
L J Newman	Sappi International SA		6 000	*R 20.27	R121 620.00

D J O’Connor (Company Secretary)	Sappi Limited	13/2/2003	3 000	R112.83	R338 490.00
D J O’Connor (Company Secretary)	Sappi Limited		3 600	*R 20.27	R72 972.00

DIRECTOR’S NAME	COMPANY	ALLOCATION DATE	NUMBER OF SHARES	ALLOCA- TION PRICE	VALUE

J Passler	Sappi International SA	13/2/2003	5 000	R112.83	R564 150.00
J Passler	Sappi International SA		6 000	*R 20.27	R121 620.00

G Pearce	Sappi Fine Paper Europe	13/2/2003	600	R112.83	R67 698.00
G Pearce	Sappi Fine Paper Europe		720	*R 20.27	R14 594.40

R Peelman	Sappi International SA	13/2/2003	500	R112.83	R56 415.00
R Peelman	Sappi International SA		600	*R 20.27	R12 162.00

A Rossi	Sappi Southern Africa	13/2/2003	8 000	R112.83	R902 640.00
A Rossi	Sappi Southern Africa		9 600	*R 20.27	R194 592.00

Swartz LA	Sappi Limited	13/2/2003	15 000	R112.83	R1 692 450.00
Swartz LA	Sappi Limited		18 000	*R 20.27	R364 860.00

M R Thompson	Sappi Limited	13/2/2003	15 000	R112.83	R1 692 450.00
M R Thompson	Sappi Limited		18 000	*R 20.27	R364 860.00

G M van Aarde	Sappi Southern Africa	13/2/2003	3 000	R112.83	R338 490.00
G M van Aarde	Sappi Southern Africa		3 600	*R 20.27	R72 972.00

A J W van der Merwe	Sappi Southern Africa	13/2/2003	6 000	R112.83	R676 980.00
A J W van der Merwe	Sappi Southern Africa		7 200	*R 20.27	R145 944.00

* Allocations arising from rights offer December 2008 whose allocation date, in terms of the rules of the Share Scheme, is deemed to be the allocation date relating to those allocations from which the entitlements to the rights offer allocation arose.

Denis O’Connor
Group Secretary